Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

1.
That it previously had filed a registration statement on Form F-6 (Registration No. 333-169718), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 1 to Form F-6 Registration Statement (except for the number of deposited securities represented by each American Depositary Share); and

2.	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Keith Galfo
	Name:	Keith Galfo
	Title:	Vice President

Ex (e)-1